Exhibit (n)(3)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated March 1, 2021, with respect to the financial statements and financial highlights of YieldStreet Prism Fund Inc. included in the Annual Report to shareholders (Form N-CSR) for the year ended December 31, 2020, into this Post-Effective Amendment No. 5 to the Registration Statement (Form N-2, File No. 333-228959) dated March 1, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

March 1, 2022